Exhibit 18 under Form N-1A
                                          Exhibit 10 under Item 601/Reg. S-K

                           VISION GROUP OF FUNDS, INC.
                               MULTIPLE CLASS PLAN


      This Multiple Class Plan ("Plan") is adopted by the Vision Group of Funds, Inc. (the "Corporation"), a Maryland corporation, with respect to the classes of shares ("Classes") of its various portfolios (the "Funds") set forth in exhibits hereto (the "Class Exhibits"). The adoption of this Plan is indicated by the execution of one or more of the Class Exhibits.

1.    Purpose

      This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"), in connection with the issuance by the Corporation of more than one class of shares of any or all of the Funds in reliance on the Rule .

2.    Separate Arrangements / Class Differences

      The arrangements for shareholders services or the distribution of securities, or both, for each Class shall be as set forth in the applicable Class Exhibit hereto.

3.    Expense Allocations

      Each Class shall be allocated those expenses actually incurred in a different amount by that Class and which are described in the applicable Class Exhibit hereto ("Class Expenses"). Class Expenses may include distribution expenses; shareholder services expenses; transfer agent fees; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; blue sky registration fees; SEC registration fees; the expense of administrative personnel and services as required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one Class; or directors' fees incurred as a result of issues relating to one Class of shares.

4.    Conversion Features

      The conversion features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

5.    Exchange Features

      The exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

6.    Effectiveness

      This Plan shall become effective with respect to each Class upon execution of an exhibit adopting this Plan with respect to such Class.

7.    Amendment

      Any material amendment of this Plan or any Class Exhibit hereto by the Corporation is subject to the approval of a majority of the directors of the Corporation, and a majority of the directors of the Corporation who are not interested persons of the Corporation, pursuant to the Rule.

                                    EXHIBIT A
                                     to the
                               Multiple Class Plan
                           VISION GROUP OF FUNDS, INC.
                                 Class A Shares
                            Vision Money Market Fund
                        Vision Treasury Money Market Fund



      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Corporation ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class A Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolios of short-term money market securities.

     Channel/Target Customers
     Class A Shares are designed for sale to customers of financial institutions who prefer to invest in open-end investment company securities sold without an initial sales load.

     Sales Load
     None

     Distribution Fees
     None.

     Services Offered to Shareholders
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     Shareholder Services Fees
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     Minimum Investments
     The minimum initial investment in Class A Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250. Subsequent investments must be in amounts of at least $25, including retirement plans.

     Voting Rights
     Each Class A Share gives the shareholder one vote in Director elections and other matters submitted to shareholders fo the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Distribution Fees
     No Distribution Fees are allocated to Class A Shares.

     Shareholder Service Fees
     Shareholder Service Fees are allocated equally among the Class A Shares of each Fund.

3.   Conversion Features

     Class A Shares are not convertible into shares of any other class.

4.   Exchange Features

     Class A Shares of any portfolio may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.


            IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Corporation by their duly-authorized offficer(s) as of the date(s) set forth below.


                                          By: /s/ Beth S. Broderick

                                          Title:  Vice President
                                          Date:  May 1, 1998

                                    EXHIBIT B
                                     to the
                               Multiple Class Plan
                           VISION GROUP OF FUNDS, INC.
                                 Class S Shares
                            Vision Money Market Fund
                        Vision Treasury Money Market Fund



      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Corporation ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class S Shares of the Funds.

1.  Separate Arrangements

     Distribution Arrangements
     Class S Shares are designed for institutions as a convenient means of accumulating an interest in professionally managed, diversified portfolios of short-term money market securities.

     Channel/Target Customers
     Class S Shares are designed for sale to customers who purchase shares through cash management services, such as a sweep account, or through a bank or other financial service providers.

     Sales Load
     None

     Distribution Fees
     0.25 of 1% of the average daily net asset value of the Class S Shares

     Services Offered to Shareholders
     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     Shareholder Services Fees
     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     Minimum Investments
     The minimum initial investment in Class S Shares is $500.00 Subsequent investments must be in amounts of at least $250.00. The minimum initial and subsequent investment for retirement plans is only $25.00. Minimum investments may be waived from time to time.

     Voting Rights
     Each Class S Share gives the shareholder one vote in Director elections and other matters submitted to shareholders fo the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   Expense Allocation

     Distribution Fees
     Distribution Fees are allocated equally among the Class S Shares of each Fund.

     Shareholder Service Fees
     No Shareholder Services Fees are allocated to Class S Shares.

3.   Conversion Features

     Class S Shares are not convertible into shares of any other class.

4.   Exchange Features

     Class S Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.


            IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Corporation by their duly-authorized offficer(s) as of the date(s) set forth below.


                                          By: /s/ Beth S. Broderick

                                          Title:  Vice President
                                          Date:  May 1, 1998